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                                                                EXHIBIT 2.2


                                VOTING AGREEMENT

      THIS VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of July __, 2004 by and among Teledyne Wireless, Inc., a Delaware corporation ("TELEDYNE"), and the undersigned shareholder ("SHAREHOLDER") of Celeritek, Inc., a California corporation (the "COMPANY").

                              W I T N E S S E T H:

      WHEREAS, Teledyne and the Company are entering into an Asset Purchase Agreement (the "PURCHASE AGREEMENT"), which provides for the Company's sale of certain assets relating to its defense electronics division to Teledyne (the "TRANSACTION"). The Company is seeking shareholder approval of the Transaction.

      WHEREAS, each Shareholder is the beneficial owner of such number of shares of the Company as is indicated on such Shareholder's signature page to this Agreement.

      WHEREAS, in consideration of the execution of the Purchase Agreement by Teledyne, Shareholder (in his or her capacity as such) agrees to vote the Shares and the New Shares (each as defined below) of the Company over which Shareholder has voting power to approve of the Transaction as contemplated by the Purchase Agreement.

      NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, intending to be legally bound, the parties hereto hereby agree as follows:

      1.    Capitalized Terms.

            (a) The following capitalized terms shall have the respective meanings ascribed thereto below:

            "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Purchase Agreement shall have been terminated pursuant to
      Article 11 thereof or (ii) such date and time as the Transaction shall be consummated in accordance with the terms and provisions of the Purchase Agreement.

            "NEW SHARES" shall mean any shares of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date, including, without limitation, any shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of any shares held by Shareholder which are convertible into, or exercisable or exchangeable for, capital stock of the Company. New Shares shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

            "PERSON" shall mean any individual, corporation, limited liability company, partnership or other entity, or governmental authority.

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            "SHARES" shall mean all capital stock of the Company (including all options, warrants and other rights to acquire shares) beneficially owned by Shareholder as of the date of this Agreement.

            "TRANSFER." A Person shall be deemed to have effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

            (b) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined above).

      2.    Restrictions on Transfer of Shares.

            (a) Transfer of Shares. During the period from the date of this Agreement through the Expiration Date, Shareholder shall not cause or permit, directly or indirectly, any Transfer of any of the Shares or New Shares to be effected; provided, however, that notwithstanding the foregoing, Shareholder may transfer Shares to a third party if the transferee shall have agreed in writing to hold such Shares and New Shares (or interest in such Shares or New Shares) subject to, and agree to abide by, all of the terms and conditions of this Agreement.

            (b) Transfer of Voting Rights. During the period from the date of this Agreement through the Expiration Date, Shareholder shall not (i) deposit (or permit the deposit of) any Shares or New Shares in a voting trust or (ii) grant any proxy or power of attorney or enter into any voting agreement or similar agreement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Shares or New Shares.

      3. Proxy. Shareholder hereby revokes all prior proxies or powers of attorney with respect to any and all of Shareholder's Shares. Through the Expiration Date, Shareholder hereby constitutes and appoints Teledyne, or any nominee designated by Teledyne, with the full power of substitution at any time during the term of this Agreement, as Shareholder's true and lawful attorney and proxy ("PROXY"), for and in its name, place, and stead, in the Proxy's discretion, to demand that the Secretary of the Company call a special meeting of the shareholders of the Company for the purpose of considering any matter referred to in Article 2 of the Purchase Agreement and to vote each Share held by Shareholder, as Shareholder's Proxy in respect of any such matter, at every annual, adjourned or postponed meeting of the shareholders or the Company, including, without limitation, the right to sign its name as Shareholder (or to direct the recordowner to sign its name as Shareholder) to any consent, certificate, or other document relating to the Company that the state of California might permit or require. THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM OF THIS AGREEMENT.

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      4.    Agreement to Vote Shares. During the period from the date of this
Agreement through the Expiration Date, at every meeting of the Shareholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Shareholders of the Company, Shareholder (in his, her or its capacity as such) shall cause the Shares and any New Shares to be voted (a) in favor of approval of the Purchase Agreement and the Transactions; and (b) unless the Purchase Agreement has been terminated by Buyer, against any Superior Proposal or against any proposal which would result in a breach of any covenant, representation or warranty or any other agreement of the Company under the Purchase Agreement or could reasonably be expected to result in any breach of the Company's obligations under the Purchase Agreement.

      5. No Solicitation. Shareholder covenants and agrees that, during the term of this Agreement, it shall not, directly or indirectly, solicit, initiate, knowingly encourage, or take any other action designed to facilitate any inquiries or the making or any proposal from any person (other than from Teledyne) relating to any transaction that constitutes a Superior Proposal. Shareholder further covenants and agrees that it shall not participate in any discussions or negotiations (except with Teledyne) regarding, or furnish to any person (other than Teledyne) any information with respect to, or otherwise cooperate in any way with, or assist or participate in or facilitate or encourage, any effort or attempt by any person (other than Teledyne) to make or effect any transaction that may constitute a Superior Proposal. Shareholder immediately shall cease and cause to be terminated any existing discussions or negotiations or Shareholder and Shareholder's agents or their representatives with any person (other than Teledyne) with respect to any of the foregoing.

      6. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Teledyne as follows:

            (a) Shareholder is the beneficial owner and record holder of the shares of the Company and the options, warrants and rights to purchase shares of the Company indicated on the signature page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances that, in each case, would deprive Teledyne of the benefits of this Agreement. Shareholder does not beneficially own any securities of the Company other than the shares of the Company and options and warrants to purchase shares of the Company indicated on the signature page of this Agreement.

            (b) Shareholder has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy. Shareholder has identified on the signature page of this Agreement any nominee or agent or other Person in whose name are held shares of the Company beneficially owned by Shareholder, and contact information relating to such Person. This Agreement and the Proxy have been duly executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors,

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and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

            (c) The execution and delivery of this Agreement and the Proxy by Shareholder do not, and the performance of this Agreement and the Proxy by Shareholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Shareholder or by which it or any of its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Shares or New Shares pursuant to, any contract to which Shareholder is a party or by which Shareholder or any of his affiliates or properties is or may be bound or affected. The execution and delivery of this Agreement and the Proxy by Shareholder do not, and the performance of this Agreement and the Proxy by Shareholder will not, require any consent or approval of any Person.

            (d) None of the information relating to the Shareholder provided in writing to the Company by or on behalf or the Shareholder specifically for inclusion in the Proxy Statement will, at the times the Proxy Statement is filed with the U.S. Securities and Exchange Commission or is first published, sent or given to shareholders of the Company or at the time of the special meeting of shareholders to consider the Transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      7. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

      8.    Miscellaneous.

            (a) Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto. The parties acknowledge that: (i) they have read this Agreement; (ii) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel; (iii) they understand the terms and consequences of this Agreement; and (iv) they are fully aware of the legal and binding effect of this Agreement.

            (b) Severability. If any term, provision, covenant or restriction of this Agreement or the Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            (c) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and

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their respective successors and permitted assigns, but, except as otherwise specifically provided herein or in the Purchase Agreement, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other. Shareholder agrees that this Agreement and the obligations hereunder shall attach to Shareholder's Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement.

            (d) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

                        (i)  If to Teledyne:

                                       Teledyne Wireless, Inc.
                                       c/o Teledyne Technologies Incorporated
                                       12333 West Olympic Boulevard
                                       Los Angeles, California 90064
                                       Attention: John T. Kuelbs
                                       Telephone: (310) 893-1602
                                       Facsimile: (310) 893-1610

                             With a copy (which shall not constitute notice) to:

                                       McGuire Woods LLP
                                       Dominion Tower
                                       625 Liberty Avenue, 23rd Floor
                                       Pittsburgh, PA 15222-3142
                                       Attention: Scott Westwood, Esq.
                                       Telephone: (412) 667-7989
                                       Facsimile: (412) 402-4191

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                        (ii) If to Shareholder: To the address for notice set
                             forth on the signature page hereof.

                             With a copy (which shall not constitute notice) to:

                                       Wilson Sonsini Goodrich & Rosati
                                       Professional Corporation
                                       650 Page Mill Road
                                       Palo Alto, CA 94304
                                       Attention: John Roos, Esq.
                                       Telephone: (650) 493-9300
                                       Facsimile: (650) 493-6811

            (f) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

            (g) Specific Performance. The parties hereto acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties hereto agree that an aggrieved party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement at law or in equity.

            (h) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

            (i) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

            (j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

            (k) Facsimile Execution. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

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            (l)   Permitted Activities. Nothing in this Agreement shall be
construed to require Shareholder to exercise any option, warrant or other right to acquire shares of the Company, and nothing in this Agreement shall be construed to prohibit Shareholder from engaging in a net exercise of any option, warrant or other right to acquire shares of the Company (if the contractual terms of such option, warrant, or other right currently permit such a net exercise).

                  [Remainder of page intentionally left blank]

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      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

TELEDYNE WIRELESS, INC.                  SHAREHOLDER

By: ________________________________     By: ___________________________________

Name: ______________________________     Name: _________________________________

Title: _____________________________     Title: ________________________________

                                         _______________________________________

                                         _______________________________________
                                         Address

                                         _______________________________________
                                         Telephone No.

                                         _______________________________________
                                         Facsimile No.

                                         Shares beneficially owned:

                                         __________________Shares of the Company

                                         __________________Shares of the Company
                                         issuable upon exercise of outstanding
                                         Company Options or warrants

                                VOTING AGREEMENT

                                 SPOUSAL CONSENT

      I,______________ , spouse of [Name of Shareholder] ("SHAREHOLDER"), have read and approve of the foregoing Voting Agreement, dated as of July __, 2004, (the "AGREEMENT"), by and between my spouse and Teledyne Wireless, Inc., a Delaware corporation. In consideration of Shareholder's agreement to vote the Shares and the New Shares (each as defined in the Agreement) in accordance with the terms of the Agreement, I hereby appoint Shareholder as my attorney-in-fact with respect to any obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have rights in any Shares or New Shares under the community property laws of the State of California, or under similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

      Dated: July __, 2004

                                         "SPOUSE OF SHAREHOLDER"

                                         _______________________________________
                                         (Signature)

                                         _______________________________________